Exhibit 10.2

                         RESIGNATION AND GENERAL RELEASE

         1. Christine Oliver ("Oliver") hereby voluntarily resigns her employment with LaserSight Technologies, Inc. ("LaserSight") effective February 1, 2002. For and in consideration of the promise by LaserSight to me, Oliver, to: (a) continue to compensate me at an annual rate of $148,500 through and including January 31, 2003, provided that if LaserSight resumes compensating its executives at 100% of their salary (e.g., LaserSight ceases to implement the 10% salary reduction agreed to by its executives, including Oliver, on August 16,
2001) then, the annual compensation described in this clause (a) shall increase to $165,000; and (b) pay me a lump sum payment of $3,000 (subject to normal withholding requirements) to recognize and resolve the auto allowance issue); and (c) continue to pay that portion of my group health insurance coverage currently paid by LaserSight through and including January 31, 2003, Oliver, her agents, heirs, family members, and assigns (collectively, the "Oliver Parties") hereby release and forever discharge LaserSight, LaserSight Incorporated, any affiliate or subsidiary of LaserSight and LaserSight Incorporated, and such entities' directors, officers, employees, agents, attorneys, and assigns, and any person or entity acting by, through, or in concert with any of them (collectively, the "LaserSight Parties") from and against any and all manner of actions, liability, claims, back pay, claims for wages, vacation pay, sick pay, bonuses, pension contributions or benefits, or other employee benefits, and claims and demands of every other kind resulting from or based upon: (a) any fact or condition existing from the beginning of Oliver's employment with any of LaserSight Parties to the date hereof, (b) Oliver's employment with any of LaserSight Parties or the separation therefrom, (c) any employment practice, custom, or policy of any of LaserSight Parties, (d) any contract or other agreement with any of LaserSight Parties, including, but not limited to, the Employment Agreement between Oliver and LaserSight effective October 30, 2000 (the "Agreement"), and (e) any injury or illness sustained by Oliver during the course of or by reason of her employment with any of LaserSight Parties.

         2. Oliver only shall be entitled to the consideration described above if she executes this Resignation and General Release ("Release") within twenty-one (21) days of his receipt and does not thereafter revoke within the revocation period provided below. If Oliver does not sign and deliver this Release to LaserSight within twenty-one (21) days of receipt or February 27, 2002, or if Oliver signs and delivers this Release within twenty-one (21) days and thereafter revokes, Oliver shall be entitled to no payments or other consideration whatsoever other than pay through her last day worked.

         3. Oliver acknowledges and agrees that the claims released and discharged hereby include, but are not limited to, claims that have been or could be asserted under: (a) the common law of the State of Florida; (b) Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. ss. 2000e et seq.;
(c) the Florida Civil Rights Act, Fla. Rev. Stat. ss. 760.1 et seq.; (d) the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), as amended, 26 U.S.C. ss. 4980B; (e) the Age Discrimination in Employment Act, including the Older Workers' Benefit Protection Act, 29 U.S.C. ss. 621 et seq.; (f) the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. ss. 1001 et seq.; (g) the Civil Rights Act of 1866, as amended, 42 U.S.C. ss. 1981 et seq.; (h) the Americans with Disabilities Act, 42 U.S.C. ss. 12101 et seq.; (i) the Civil Rights Act of 1991, Public Law 102-166 (105 Stat. 1071); (j) the Family and Medical Leave Act of 1993, 29 U.S.C. ss. 2601 et seq.; (k) any other federal, state or local law, constitution, regulation, ordinance, decision or common law claim concerning employment, wages, discrimination in employment, or termination of employment; (l) any and all claims for personal injury, emotional distress, libel, slander, defamation, and other physical, economic, or emotional injury; (m) any and all claims arising under or related to the Agreement, and
(m) all claims for attorney's fees and costs. Oliver does not hereby waive any rights or claims which may arise after this Release is executed.

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         4. Nothing contained herein affects Oliver's right to stock options which have been granted to her prior to her last day of employment. The terms of
Section 5(b) of the Agreement shall apply with regard to the stock options granted under the terms of the Agreement so that they are all vested as of Oliver's last day of employment and all stock options granted under the Agreement must be exercised within sixty (60) days of her last day of employment (with the last day of employment being February 1, 2002.) The stock options granted to Oliver on July 12, 2001 and on August 15, 2001 as described in Exhibit A to the letter provided to Oliver dated August 10, 2001 (a copy of which is attached hereto and incorporated herein by reference) will vest as of February 1, 2002 and may be exercised at any time through and including January 31, 2003.

         5. Oliver acknowledges that she continues to remain bound by the provisions of the Agreement which survive termination, including, but not limited to, the provisions contained in Sections 9 and 10 thereof. However, Oliver acknowledges that she has no further rights and LaserSight has no further obligations under the terms of the Agreement.

         6. Oliver agrees that, after the effective date of her resignation as set forth above, she shall have no further contact with LaserSight customers, clients, vendors, or suppliers and shall not contact any currently employed LaserSight employees, provided that nothing contained in this Release will preclude Oliver from maintaining social contact with LaserSight employees as long as such social contact does not include interaction on issues that relate to LaserSight's business and business interests.

         7. Oliver represents and agrees that she will hereafter keep, and cause her attorneys and agents to keep, the fact and terms of this Release completely confidential; provided, however, that Oliver may disclose such information to her tax advisors and individuals in her immediate family, but only if those individuals keep said information completely confidential. Oliver shall not at any time make any statements or comments that would tend to disparage any of the LaserSight Parties.

         8. Oliver hereby acknowledges that Oliver is aware that the United States securities laws prohibit any person who has material, non-public information concerning a company from purchasing or selling securities of that company or from communicating such information to any other persons under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

         9. Oliver shall, on or before the effective date of her resignation, return all LaserSight property and equipment including, but not limited to, all computers, computer disks, written documents, keycards, keys to all buildings, rooms, desks, and filing cabinets, pagers, credit cards, and telephone calling cards, and shall not retain any copies of any of the foregoing.

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         10. Oliver acknowledges that she has been advised to seek an attorney for advice regarding the effect of this Release prior to signing it. Oliver also acknowledges that she was offered and was advised that she could take up to twenty-one (21) days to study this Release before signing it. The signed Release should be delivered to LaserSight by February 27, 2002. Oliver understands that she has the right to revoke this Release for seven (7) days after signing by providing written notice of revocation to LaserSight. Oliver affirms that she has read this Release, fully understands the provisions hereof, and is voluntarily executing the same with full knowledge of its significance.

         11. This Release shall become effective and enforceable seven (7) days after execution.

         12. The health insurance provided to Oliver pursuant to Section 1(b) above shall be on a basis consistent with the health insurance provided to other then employed similarly situated senior executives. Oliver shall not be required to seek other employment, and there shall be no offset to amounts due hereunder as a result of any salary, compensation or other amounts Oliver may be paid from other sources. All payments made under this Release shall be made in accordance with LaserSight's standard payroll practices and shall be subject to required tax withholdings.

                                              LASERSIGHT TECHNOLOGIES, INC.

/s/ CHRISTINE OLIVER                      By: /s/ FRANK BILOTTA
--------------------                          -----------------
CHRISTINE OLIVER                              FRANK BILOTTA
February 6, 2002                              February 7, 2002

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